EXHIBIT 99.4


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of August 28, 2003, among Crystallex International Corporation, a Canadian corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"); and

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate (i) Special Warrants, which upon the AMEX Event (as defined below) shall be deemed exercised for up to 4,545,455 Common Shares, and (ii) Purchase Warrants to purchase up to 2,272,727 (as appropriately adjusted in accordance with the terms of the Purchase Warrants) Common Shares.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this
Section 1.1:

                  "Action" shall have the meaning ascribed to such term in
         Section 3.1(j).

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "AMEX Event" means the receipt by the Company of the approval of the American Stock Exchange for the listing and issuance of the Warrant Shares.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "Canadian Trading Market" means the Toronto Stock Exchange.

                  "Closing" means the closing of the purchase and sale of the Warrants pursuant to Section 2.1(a).

                  "Closing Date" means the date of the Closing, which shall be the date hereof.

                  "Closing Price" means on any particular date (a) the last reported closing bid price per Common Shares on such date on the U.S. Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the U.S. Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c) if there is no such price on such date, then the closing bid price on the Canadian Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day)
         (d) if the Common Shares are not then listed or quoted on either Trading Market and if prices for the Common Shares are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (e) if the Common

         Shares are not then publicly traded the fair market value of a Common Share as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Warrant Shares then outstanding.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Shares" means the common shares of the Company, no par value per share, and any securities into which such common shares may hereafter be reclassified.

                  "Common Share Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

                  "Company Canadian Counsel" means McMillan Binch LLP.

                  "Company U.S. Counsel" means Koltun & King, P.C.

                  "Disclosure Schedules" means the Disclosure Schedules concurrently delivered herewith.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Escrow Agreement" means the Escrow Agreement, dated as of the date of this Agreement, among the Company, each Purchaser, and Goodmans LLP as Escrow Agent, in the form of Exhibit E hereto;

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

                  "Liens" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

                  "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

                  "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

                  "Per Share Purchase Price" equals $2.20, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Purchase Warrant Shares" means the Common Shares issuable upon exercise of the Purchase Warrants.

                  "Purchase Warrants" means the Common Share Purchase Warrants, in the form of Exhibit C, issuable to the Purchasers at Closing, which purchase warrants shall be exercisable immediately upon the AMEX Event and have an exercise price equal to $2.75 and a term of exercise of 3 years commencing immediately upon the AMEX Event.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Warrant Shares.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit B hereto.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC Reports" shall have the meaning ascribed to such term in
         Section 3.1(h).

                  "Securities" means the Warrants and the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Warrant Shares" means the Common Shares issuable upon exercise of the Special Warrants.

                  "Special Warrants" means the Special Warrants, in the form of Exhibit D, issuable to the Purchasers at the Closing, which special warrants shall be deemed exercised immediately upon the AMEX Event.

                  "Subscription Amount" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

                  "Subsidiary" shall have the meaning ascribed to such term in
         Section 3.1(a).

                  "Trading Day" means (i) a day on which the Common Shares are traded on a Trading Market, or (ii) if the Common Shares are not listed on a Trading Market, a day on which the Common Shares are traded on the over-the-counter market, as reported by the OTC Bulletin Board, or
         (iii) if the Common Shares are not quoted on the OTC Bulletin Board, a day on which the Common Shares are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "Trading Markets" means the U.S. Trading Market and the Canadian Trading Market.

                  "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Special Warrant , the Purchase Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "U.S. Trading Market" means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "Warrant Shares" means the Purchase Warrant Shares and the Special Warrant Shares.

                  "Warrants" means the Purchase Warrants and the Special
         Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. At the Closing, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, (i) Special Warrants, which upon the AMEX Event shall be deemed exercised for up to 4,545,455 Common Shares, and (ii) Purchase Warrants to purchase up to 2,272,727 (as appropriately adjusted in accordance with the terms of the Purchase Warrants) Common Shares. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a Special Warrant which may be deemed exercised for a number of Special Warrant Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price, together with the Purchase Warrants, on the Closing Date. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, or such other location as the parties shall mutually agree.

         2.2 Closing Conditions.

                  (a) At the Closing the Company shall deliver or cause to be delivered to each Purchaser (unless otherwise indicated below):

                           (i) this Agreement duly executed by the Company;

                           (ii) within 3 Trading Days of the Closing Date, a
                  Special Warrant, registered in the name of such Purchaser, which may be deemed exercised for a number of Special Warrant Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price;

                           (iii) within 3 Trading Days of the Closing Date, a
                  Purchase Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of Warrant Shares equal to 50% of the Special Warrant Shares issuable to such Purchaser pursuant to the Special Warrant delivered to such Purchaser at such Closing;

                           (iv) the Registration Rights Agreement duly executed
                  by the Company;

                           (v) the Escrow Agreement duly executed by the
                  Company; and

                           (vi) a legal opinion of Company Canadian Counsel,
                  substantially in the form of Exhibit A-1 attached hereto.

                           (vii) a legal opinion of Company U.S. Counsel,
                  substantially in the form of Exhibit A-2 attached hereto.

                  (b) At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i) this Agreement duly executed by such Purchaser;

                           (ii) 62% of such Purchaser's Subscription Amount as
                  to such Closing by wire transfer to the account of the Company;

                           (iii) 38% of such Purchaser's Subscription Amount as
                  to such Closing by wire transfer to the escrow account set forth in the Escrow Agreement;

                           (iv) the Registration Rights Agreement duly executed
                  by such Purchaser; and

                           (v) the Escrow Agreement duly executed by such
                  Purchaser.

                  (c) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date.

                  (d) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

                  (e) From the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or any of the securities regulatory authorities in Canada (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company.

Except as set forth under the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof to each Purchaser:

                  (a) Subsidiaries. The Company has no direct or indirect subsidiaries other than as set forth in Schedule 3.1(a) hereof. Except as provided in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of its Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of each Subsidiary as owned by the Company. Notwithstanding the foregoing, the shares of those Subsidiaries set forth on Schedule 3.1(a) denominated with an asterisk have been pledged to Standard Bank (London) Limited in support of the Company's loans and related obligations to such bank.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth in the Registration Rights Agreement, as limited by public policy.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not
         (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any United States or Canadian law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including United States and Canadian federal, Canadian provincial and United States state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, and (b) such as have already been obtained or such exemptive or other filings as are required to be made under applicable securities laws.

                  (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Shares issuable pursuant to this Agreement and the Warrants.

                  (g) Capitalization. The capitalization of the Company is as described in the Company's Annual Report on Form 20-F filed with the Commission on August 7, 2003 (the "August 2003 Form 20-F"), except for the recent issuance of 4,339,581 Common Shares to Riverview Group, LLC, the recent allotment for issuance of 1,700,000 Common Shares under the terms of a convertible debenture and warrants issued to GCA Strategic Fund Limited and minor increases thereto made in the ordinary course of the Company's business which are not, individually or in the aggregate, material. The Company has not completed any material issuance of capital stock since such filing other than pursuant to the exercise of employee stock options under the Company's stock option plans and pursuant to the conversion or exercise of Common Share Equivalents outstanding on the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, except for employee stock options under the Company's stock option plans, and except as set forth on Schedule 3.1(g) hereto, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares, or securities or rights convertible or exchangeable into Common Shares. The issue and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act and applicable securities laws in each of the provinces of Canada, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement, the "Disclosure Materials"), and, except for the late filing of the August 2003 Form 20-F, has made such filings on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and applicable securities laws in each of the provinces of Canada and the rules and regulations of the Commission promulgated thereunder, as applicable and applicable securities laws in each of the provinces of Canada, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made publicly available in accordance with Rule 144(c) such information as is required to allow the Purchasers to sell (provided that each of such sales would be made in compliance with the other provisions of Rule 144): (x) currently pursuant to Rule 144 any shares of Common Stock held by the Purchasers and acquired prior to the date of this Agreement and (y) the Warrant Shares in accordance with Rule 144. Except as set forth on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (and reconciled to United States generally accepted accounting principles applied on a consistent basis during the periods involved) ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) Material Changes. Since the date of the August 2003 Form 20-F, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than
         (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting,
         (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the Company's director remuneration policy. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened by a Person (believed by the Company to be credible) against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 3.1(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Compliance. Except (x) as disclosed in the SEC Reports or in press releases issued by a Trading Exchange, (y) as set forth on
         Schedule 3.1(l), and (z) for the late filing of the August 2003 Form 20-F, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses
         (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. Except as disclosed in the August 2003 Form 20-F, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

                  (o) Patents and Trademarks. To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (r) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 20-F is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed Form 20-F (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 20-F the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  (s) Certain Fees. Except for a commission payable by the Company to Alpine Capital Partners Inc. equal to 5% of the net proceeds from the sale of the Securities hereunder, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due under any agreement or arrangement entered into by the Company in connection with the transactions contemplated by this Agreement.

                  (t) Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act, nor any consent, filing, approval, authorization or order from or with any securities regulatory authority in any of the provinces of Canada, is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Markets.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Registration Rights. Except as described in Section 3(g) above, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company unless such a registration statement has been filed with the Commission on or prior to the date hereof (regardless of whether such registration statement has been declared effective by the Commission).

                  (w) Listing and Maintenance Requirements. Except as disclosed in the SEC Reports or in press releases issued by a Trading Exchange, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

         The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (y) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (z) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration under the Securities Act of the sale of the Warrants or the Warrant Shares to the Purchaser, or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

                  (aa) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and including the anticipated proceeds of the sale of the Securities; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (bb) Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that, in relation to the Company, each Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (cc) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or any Subsidiary or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced.

                  (dd) Tax Status. The Company and each Subsidiary (i) has made or filed all federal, provincial and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no reasonable basis for any such claim.

                  (ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

         3.2 Representations and Warranties of the Purchasers.

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a)(3) under the Securities Act and within the meaning of Ontario Securities Commission Rule 45-501. Such Purchaser is not required to be registered as a broker-dealer under
         Section 15 of the Exchange Act.

                  (d) Transfer Restrictions. Such Purchaser understands that, as set forth in Article IV hereof, the transfer of the Securities is restricted under the Securities Act and other applicable securities laws. Such Purchaser also acknowledges that the Warrants cannot be exercised unless such exercise is made pursuant to either an effective registration statement under the Securities Act and applicable state securities laws or an applicable exemption from registration.

                  (e) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances, prospects and operations of the Company and each Subsidiary and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained herein.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer and Exercise Restrictions.

                  (a) The Securities may only be disposed of in compliance with provincial, state and federal securities laws and the rules of any Trading Market. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY BE SUBJECT TO A HOLD PERIOD AND RESALE RESTRICTIONS UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION. UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER 29, 2003.

                  The Warrants shall contain the following additional legend:

                  THIS WARRANT MAY NOT BE EXERCISED UNLESS SUCH EXERCISE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM REGISTRATION THEREUNDER.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided that, notwithstanding the foregoing, such pledge and/or transfer is made in compliance with an exemption from registration under the Securities Act and the Purchaser provides the Company with an opinion of legal counsel of the pledgee, secured party or pledgor in connection therewith that such pledge and/or transfer is made in compliance with the Securities Act and applicable state securities laws. Upon satisfaction of the foregoing and at the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to amend appropriately the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)),
         (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144, or (iii) if such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery the "Delivery Date") by a Purchaser to the Company or the Company's transfer agent of a certificate representing Warrant Shares, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the Closing Price of the Common Shares on the Delivery Date) subject to
         Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day beginning with the sixth Trading Day following the Delivery Date until such certificate is delivered; provided, however, that a Trading Day shall not be deemed to count as a Trading Day hereunder if the Common Stock is scheduled to trade on either Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on either Trading Market (or if either Trading Market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time). Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  (e) The Purchaser agrees that, as a condition of the Company issuing the Purchase Warrant Shares upon the exercise of the Purchase Warrants, the Purchaser will execute and deliver to the Company the Notice of Exercise attached to such Purchase Warrant and that such Notice of Exercise shall be true and correct as of the date of execution.

                  (f) Each Purchaser severally and not jointly agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

         4.2 Furnishing of Information

                  (a) As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

                  (b) The Company acknowledges that the Purchasers currently own 4,339,581 Common Shares (the "Previously Issued Shares"), and the Company covenants to take such further action as any holder of the Previously Issued Shares may reasonably request, all to the extent required from time to time to enable such Person to sell, from and after September 25, 2003, all of such Previously Issued Shares, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company is unaware of any reason why the exemptions provided by Rule 144 would not be available to the Purchasers in order to enable the Purchasers to sell such Previously Issued Shares pursuant to Rule 144 as of such date.

         4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or, in any manner that would be materially adverse to the Purchasers, that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.4 Participation in Future Financing. From the date hereof until 12 months following the Effective Date, the Company will use its reasonable best efforts to permit the Purchasers to participate in subsequent financings of Common Shares or Common Share Equivalents, which financings are not (in the Purchasers' reasonable determination) strategic in nature (each such non-strategic subsequent financing being a "Subsequent Financing"). Prior to consummating any Subsequent Financing, the Company shall deliver to each of the Purchasers hereunder a written notice at least 5 Trading Days prior to the closing of such Subsequent Financing (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. If such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Financing Notice, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of first refusal set forth above in this Section 4.4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the financing sought by the Company in the Subsequent Financing such Purchasers shall have the right to purchase their Pro Rata Portion (as defined below) of the Common Shares or Common Share Equivalents to be issued in such Subsequent Financing. "Pro Rata Portion" is the ratio of (x) such Purchaser's Subscription Amount and (y) the aggregate sum of all of the Subscription Amounts. If any Purchaser no longer holds any Warrant Shares, then the Pro Rata Portions shall be re-allocated among the remaining Purchasers. Notwithstanding anything to the contrary herein, this Section 4.4 shall not apply to the following: (a) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (b) the exercise of any security issued by the Company in connection with the offer and sale of the Company's securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided such securities have not been amended since the date hereof, (d) acquisitions or strategic investments, the primary purpose of which is not to raise capital, or (e) any other non-financial investment, the primary purpose of which is not to raise capital.

         4.5 Securities Laws Disclosure; Publicity. The Company shall, by September 4, 2003, furnish a Report of Foreign Issuer on Form 6-K with the Commission, attaching the material Transaction Documents, and a material change report in the prescribed form with the applicable securities regulatory authorities in Canada, in each case reasonably acceptable to each Purchaser disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and
(ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

         4.6 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.7 Non-Public Information. The Company covenants and agrees that neither it nor any of its Affiliates nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or its each of respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall, provided such Purchaser shall have in good faith been intending to sell any Securities within a reasonable period of time after the date of such demand, have the right to demand that the Company make a public disclosure, and if the Company fails to do so within two Business Days after such demand, the Purchaser may make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, each Subsidiary, or each of its respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, any Subsidiary, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure unless such Purchaser acts with gross negligence or willful misconduct.

         4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         4.9 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder and except by a Person who is, directly or indirectly, also an investor in such Purchaser), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

         4.10 Indemnification. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser (except as to such of the foregoing in clause (b) arising from a Person who is, directly or indirectly, an investor in the Purchaser in such Person's capacity as such an investor). The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Each Purchaser, severally but not jointly, will indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that the Company may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or an allegation by a third party that, if true, would constitute a breach or inaccuracy, of any representations, warranties or covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents.

         4.11 Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares pursuant to the Warrants.

         4.12 Listing of Common Shares; Certain Canadian Filings.

                  (a) The Company hereby agrees to use best efforts to obtain and maintain the listing of the Common Shares on the Trading Markets, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list the applicable Warrant Shares on the Trading Markets. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will include in such application the Warrant Shares, and will take such other action as is reasonably necessary or desirable in the opinion of the Purchasers to cause the Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Shares on the Trading Markets and to maintain its status as a reporting issuer which is not in default of applicable securities legislation in Canada and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Markets.

                  (b) If required by applicable Canadian securities legislation or the Canadian Trading Market rules, the Purchaser will execute and deliver and file or assist the Company in filing such reports, undertakings and other documents relating to the Warrants and the Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

                  (c) The Company hereby covenants and agrees to file a prospectus in Canada:

                           (i) to qualify the exercise of the Special Warrants
                  in accordance with the terms thereof; and

                           (ii) to qualify the issuance of the Purchase Warrant
                  Shares issuable on exercise of the Purchase Warrants if such Purchase Warrant Shares are not otherwise freely tradeable on the Canadian Trading Market at the time of exercise and the Purchaser advises the Company that it wishes to exercise the Purchase Warrants for Purchase Warrant Shares under a prospectus.

         The Company and the Purchaser will co-operate with respect to the timing of the exercise of the Special Warrants and the Purchase Warrants and the clearance of the prospectus.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Warrant Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.6 Construction; Currency. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

         5.7 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

         5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.9 and 4.10.

         5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Warrants and of the Warrant Shares upon exercise of the Warrants.

         5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.16 Independent Nature of Purchasers' Obligations and Rights.

The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Schulte Roth & Zabel LLP, which does not represent the Purchasers in this transaction but only Riverview. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CRYSTALLEX INTERNATIONAL CORPORATION                        Address for Notice:
                                                             ------------------
                                                      579 Richmond Street West
                                                      Suite 301
                                                      Toronto, Ontario
                                                      M5V 1Y6
                                                      Attention: Dan Ross
                                                      Facsimile: (416) 203-0099


By: /s/ Marc J. Oppenheimer
    --------------------------
    Name:  Marc J. Oppenheimer
    Title: President & CEO

With copy to (which shall not constitute notice):

                           [SIGNATURE PAGE CONTINUES]

                          [PURCHASER'S SIGNATURE PAGE]


RIVERVIEW GROUP, LLC                               Address for Notice:
                                                   ------------------
                                                   C/o Millennium Partners, L.P.
By: /s/ Terry Feeney                               666 5th Avenue
    ------------------------------                 8th Floor
    Name:  Terry Feeney                            New York, New York 10103
    Title: Chief Operating Officer                 Fax: (212) 977-1667

Subscription Amount:  $10,000,000
-------------------

With a copy to:
--------------
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Tel: (212) 756-2000
Fax: (212) 593-5955
Attn:: Eleazer Klein, Esq.